UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 17, 2014

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 17, 2014, Radiant Logistics, Inc. (the “Company”) announced that its board of directors has declared a cash dividend of $0.887 per share on its 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”) that is payable with respect to the period commencing on December 20, 2013 and ending on April 29, 2014. The dividend is payable on April 30, 2014 to holders of record of the Series A Preferred Stock as of April 29, 2014.

A copy of the press release of the Company dated April 17, 2014 is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Other Events.

Exhibit	Exhibit Description

99.1	Press Release of Radiant Logistics, Inc. dated April 17, 2014

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: April 17, 2014	By:	/s/ Robert L. Hines, Jr.
Robert L. Hines, Jr.
Senior Vice President, General Counsel and Secretary